Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17979, 333-38891, 333-59177, 333-42054,
333-56736, 333-69264, 333-69266,  333-101835,  333-106051,  333-141192) and Form
S-3 (Nos. 333-38893,  333-133263,  333-140766) of C&D Technologies,  Inc. of our
report dated April 16, 2007 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 16, 2007